Exhibit 10.2

FIRST AMENDMENT TO THE

MAY 8, 2018 AMENDED AND RESTATED AVNET DEFERRED

COMPENSATION PLAN

This First Amendment (“Amendment”) to the Amended and Restated Avnet Deferred Compensation Plan as of May 8, 2018 (“Plan”) is dated as of February 6, 2020. Avnet, Inc. (the “Company”) first established the Avnet Deferred Compensation Plan effective as of February 1, 1997 and amended and restated it on January 1, 2009 and most recently on May 8, 2018. By this Amendment, the Company primarily intends to freeze future participation in the Plan by not permitting new participants to enter the Plan and not permitting existing participants to make new contributions to the Plan effective for Plan years beginning on or after March 1, 2020.

1. Except as set forth below, this Amendment shall be effective as of February 6, 2020.

2. This Amendment amends only those provisions of the Plan as set forth herein, and those provisions not expressly amended by this Amendment shall continue in full force and effect. Notwithstanding the foregoing, this Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and the intent of this Amendment.

3. The Preamble to the Plan is hereby amended by the addition of the following new paragraph to the end thereof to read as follows:

“Effective for Plan Years beginning on or after March 1, 2020, the Plan is closed to new Participants and is frozen with respect to new contributions attributable to Plan Years beginning on or after March 1, 2020. Notwithstanding the foregoing, Accounts will continue to be adjusted for earnings and losses pursuant to the terms of the Plan.”

4. Section 1.9 “Committee” is hereby amended and restated in its entirety to read as follows:

“1.9 Committee" means, effective as of January 1, 2020, the Committee appointed by the  Company's Chief Executive Officer to administer the Plan in accordance with Article 7.”

5. Section 1.25 “Plan” is hereby amended and restated in its entirety to read as follows:

“1.25 “Plan” means this Avnet Deferred Compensation Plan (as amended and restated effective as of May 8, 2018) set forth herein, now in effect, and as amended from time to time.”

6. Section 2.1 Participation is hereby amended by the addition of the following new paragraph to the end thereof to read as follows:

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“Notwithstanding the foregoing or any other provision of the Plan to the contrary, participation in the Plan has been frozen for Plan Years beginning on or after March 1, 2020, whereby no person may become a new Participant in the Plan after that date and no Participant will be able to make a Compensation Deferral Election, and no Compensation Deferral Election shall be given effect, for any Plan Year beginning on or after March 1, 2020.”

7. Section 3.1(e) Duration of Compensation Deferral Election is hereby amended by the addition of the following new sentence to the end thereof to read as follows:

“Notwithstanding the foregoing and for the avoidance of doubt, all Compensation Deferral Elections shall be terminated and no Compensation Deferral Elections shall be permitted during the Election Periods for the Plan Years beginning on or after March 1, 2020.”

8. Section 3.1 Elections to Defer Compensation is hereby amended by the addition of the following new subsection (h) to the end thereof to read as follows:

“(h) No New Contributions. Notwithstanding the foregoing or any other provision of the Plan to the contrary, the Plan has been frozen with respect to Compensation deferrals for any Plan Year beginning on or after March 1, 2020. Any Compensation deferrals that are attributable to a Plan Year beginning prior to March 1, 2020 shall remain in effect in accordance with the Section 409A Rules. Any Accounts will continue to be adjusted for earnings and losses, as described by Section 4.1(d)  of the Plan.”

9. Section 7.1 Committee is hereby amended and restated in its entirety to read as follows:

“7.1 Committee. The Company's  Chief   Executive Officer shall appoint members of the Committee who shall serve until such time as the member either resigns or is removed by the Company's Chief Executive Officer. The number of members comprising the Committee shall be determined by the Chief Executive Officer who may, from time to time, vary the number of members. Upon his or her termination of employment with the Company, a person shall automatically cease being a Committee member.”

I, Darrel S. Jackson, being the duly elected and qualified Secretary of Avnet, Inc., hereby certify that the foregoing is a true and complete copy of the  First Amendment to the Amended and Restated Avnet Deferred  Compensation Plan as of May 8, 2018, as approved by the Board of Directors on February 6, 2020. I have executed this document as of February 11, 2020.

/s/ Darrel S. Jackson
Darrel S. Jackson
Secretary

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